UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

March 20, 2017

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Broadway, 9th Floor New York, New York (Address of principal executive offices)	10004 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 21, 2017, Axsome Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as the sole book-running manager for the offering (the “Underwriter”), relating to the issuance and sale of 3,743,316 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, to the Underwriter (the “Offering”).  The Shares were sold at a price to the public of $3.74 per Share and were purchased by the Underwriter from the Company at a price of $3.5156 per Share.  The Company also granted the Underwriter a 30-day option to purchase up to 561,497 additional shares of its common stock.  The net proceeds to the Company from the Offering, excluding any exercise by the Underwriter of its 30-day option to purchase additional shares, are expected to be approximately $12.7 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made by means of a written prospectus forming part of a shelf registration statement on Form S-3 (Registration Statement No. 333-214859), previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 16, 2016, and a related prospectus supplement.  The Underwriting Agreement is attached as Exhibit 1.1 hereto, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  A copy of the opinion of Morgan, Lewis and Bockius LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

On March 20, 2017, the Company issued a press release announcing that it had commenced the Offering.  On March 21, 2017, the Company issued a press release announcing the pricing of the Offering.  Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Neither the disclosures on this Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated March 21, 2017
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press Release dated March 20, 2017
99.2	Press Release dated March 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: March 21, 2017	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	Chief Executive Officer